UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2008

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 23, 2008, the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR”), elected Richard Clemmer and Robert DeRodes each as a member of the Board. The Board designated Mr. Clemmer as a Class C director and Mr. DeRodes as a Class A director. Messrs. Clemmer and DeRodes will each stand for election at the NCR 2009 Annual Meeting of Stockholders. Mr. Clemmer will serve as a member of the Audit Committee and Mr. DeRodes will serve as a member of the Compensation and Human Resource Committee. There are no arrangements or understandings between Mr. Clemmer and any other person, or between Mr. DeRodes and any other person, pursuant to which either Messrs. Clemmer or DeRodes was selected as a director. There are no transactions involving Messrs. Clemmer or DeRodes that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of NCR’s press release announcing the election of Messrs. Clemmer and DeRodes is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated April 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: April 29, 2008	By:	/s/ Peter M. Lieb
Peter M. Lieb Senior Vice President, General Counsel and Secretary